EXHIBIT 16


                                  ROBERT JARKOW
                           CERTIFIED PUBLIC ACCOUNTANT

                            3111 North Andrews Avenue
                         Fort Lauderdale, Florida 33309

                                 (954) 630-9070



October 12, 1999

Edward Stackpole, President
Cyberfast Systems, Inc.
777 Yamato Road
Boca Raton, Florida 33431

Dear Ed

According to the SEC, I may not be independent as to Cyberfast Systems, Inc. Accordingly, please do not file with the SEC any financial statements that I am associated with.

Thank you.

                                Very truly yours,

                                /S/ ROBERT JARKOW
                                -----------------
                                ROBERT JARKOW

cc: John Moran